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                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                                      OF

               NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC.


     THE UNDERSIGNED, being President of North Atlantic Trading Acquisition Company, Inc. (the "Corporation"), hereby certifies that:

     FIRST: The name of the Corporation is North Atlantic Trading Acquisition Company, Inc.

     SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May[nb]19, 1997.

     THIRD: Article First of said Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

     "FIRST: The name of the Corporation is North Atlantic Trading Company, Inc. (the "Corporation")."

     FOURTH: The foregoing amendment herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Thomas F. Helms, Jr., President, has duly executed this Certificate of Amendment this 25th day of June, 1997 and affirms, under the penalties of perjury, that the statements herein are true.



                                        /s/ Thomas F. Helms, Jr.
                                        ------------------------
                                        Thomas F. Helms, Jr.
                                        President